Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2017 relating to the financial statements of China Rapid Finance Limited, which appears in Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-217064).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

August 17, 2017